Exhibit 99.1

CHF Solutions, Inc. Appoints World-Renowned Heart Failure Cardiologist, Maria Rosa Costanzo, M.D. to Company’s Board of Directors

EDEN PRAIRIE, Minn., Sept. 04, 2019 (GLOBE NEWSWIRE) – CHF Solutions, Inc. (NASDAQ:CHFS) today announced that Maria Rosa Costanzo, M.D. has been appointed to the Company's Board of Directors.

Dr. Costanzo is medical director, Heart Failure Research, at Advocate Heart Institute, and medical director for Advanced Heart Failure at Edward Hospital Center, both institutions located in Chicago and in central Illinois.  She is also a member of the board of directors for the Heart Failure Society of America.  In addition, she is a member of several medical societies and a fellow with the American College of Cardiology, American College of Physicians, American Heart Association, and the European Society of Cardiology, and a Gold Member of the Heart Failure Association of the European Society of Cardiology. Dr. Costanzo has over 250 publications in peer reviewed journals, book chapters and manuscripts.  Dr. Costanzo received her medical degree with honors from Facolta’ Di Medicina e Chirurgia dell’ Universita’ di Bologna, Bologna, Italy.

"I am very pleased to have Dr. Costanzo join our Board of Directors and look forward to her many contributions. Her clinical expertise will be invaluable to CHF Solutions as we grow and expand into new markets.  Dr. Costanzo is recognized throughout the world with the highest regard and with a position of preeminence in cardio-renal syndrome," said John Erb, chairman and CEO of CHF Solutions.

Dr. Costanzo commented, “I am excited about this opportunity to join the Board of Directors.  I believe that CHF Solutions is poised for significant growth as it expands into cardiac surgery and the pediatrics population. I look forward to contributing to the strategic clinical and scientific direction of the company.”

About CHF Solutions
CHF Solutions, Inc. (Nasdaq:CHFS) is a medical device company focused on developing, manufacturing and commercializing the Aquadex FlexFlow® system for aquapheresis therapy. The Aquadex FlexFlow system is a clinically proven therapy that provides a safe, effective and predictable method of removing excess sodium and fluid from patients suffering from fluid overload. The Aquadex FlexFlow system is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies. The company's vision is to improve the lives of fluid overloaded patients through science, collaboration, and innovative medical technology. CHF Solutions is a Delaware corporation headquartered in Minneapolis, Minnesota with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the Nasdaq Capital Market since February 2012.

Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the potential growth of the company. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:
INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com
-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com